Exhibit 3.1

ARTICLES OF ORGANIZATION

INCLUDING ARTICLES OF CONVERSION

OF

DUKE POWER COMPANY LLC

Pursuant to Sections 55-11A-12, 57C-2-20 and 57C-9A-03 of the General Statutes of North Carolina, the undersigned do hereby submit these Articles of Organization including Articles of Conversion for the purpose of forming a limited liability company by the conversion of Duke Energy Corporation, a North Carolina corporation (the “Converting Corporation”).

ARTICLE FIRST

Name

The name of the limited liability company is Duke Power Company LLC.

ARTICLE SECOND

Duration

The term of the limited liability company shall be unlimited.

ARTICLE THIRD

Execution

The name and address of each person executing these Articles of Organization are as follows:

Name	Address
Duke Energy Corporation, a North Carolina corporation (as converting business entity)	526 South Church Street, Charlotte, Mecklenburg County, North Carolina 28202-1904

Duke Energy Corporation, f/k/a Duke Energy Holding Corp., a Delaware Corporation (as sole member)	526 South Church Street, Charlotte, Mecklenburg County, North Carolina 28202-1904

ARTICLE FOURTH

Registered Office

The street address of the initial registered office of the limited liability company is 225 Hillsborough Street, Raleigh, Wake County, NC 27603, and the name of its initial registered agent at such address is CT Corporation System.

ARTICLE FIFTH

Principal Address

The principal address of the limited liability company is Duke Power Company LLC, 526 South Church Street, Charlotte, Mecklenburg County, North Carolina 28202-1904.

ARTICLE SIXTH

Members not Managers

Except as provided in Section 57C-3-20(a) of the General Statutes of North Carolina, the members shall not be managers by virtue of their status as members.

ARTICLE SEVENTH

Articles of Conversion

This domestic limited liability company is being formed pursuant to a conversion of the Converting Corporation.

The name of the Converting Corporation is Duke Energy Corporation, which is a corporation incorporated under the laws of the State of North Carolina.

A plan of conversion has been approved by the Converting Corporation as required by law.

Effectiveness. These Articles of Organization and the included Articles of Conversion shall be effective at 8:45 am on April 3, 2006.

IN WITNESS WHEREOF, these Articles of Organization including Articles of Conversion are adopted as of the 3rd day of April, 2006.

SOLE MEMBER:

DUKE ENERGY CORPORATION, f/k/a Duke Energy Holding Corp., a Delaware corporation

By:	/s/ Robert T. Lucas III
Robert T. Lucas III, Assistant Secretary

CONVERTING BUSINESS ENTITY:

DUKE ENERGY CORPORATION, a North Carolina corporation

By:	/s/ B. Keith Trent
B. Keith Trent, Group Vice President,
General Counsel and Secretary

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